Exhibit 4.1

[FORM OF FACE OF SECURITY]

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AAR CORP. (THE ‘‘COMPANY’’) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED

BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No.	CUSIP NO.

AAR CORP.

1.625% Convertible Senior Notes due 2014

AAR CORP., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases and Decreases in the Global Note attached hereto, on March 1, 2014.

Interest Payment Dates:  March 1, and September 1.

Record Dates:  February 15 and August 15.

Additional provisions of this Note are set forth on the other side of this Note.

AAR CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated: February 11, 2008

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Notes referred to in the within-mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

1.625% Convertible Senior Notes due 2014

1.                                       Interest

AAR CORP., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semiannually on March 1 and September 1 of each year.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from February 11, 2008.  The Company shall, to the fullest extent permitted by law,  pay interest on overdue principal and overdue installments of interest, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes, which interest shall be payable upon demand.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 1 and September 1 to the Persons who are registered Holders of Notes at 5:00 p.m. New York City time on the February 15 and August 15 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the Record Date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Definitive Note (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register or, with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary.

3.                                       Paying Agent, Conversion Agent and Registrar

Initially, U.S. Bank National Association (“Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder.  The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.                                       Indenture

The Company issued the Notes under an Indenture dated as of February 11, 2008 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee.  The terms of the Notes include those stated

in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect from time to time (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior unsecured obligations of the Company limited to $125,000,000, or if the Initial Purchasers exercise their Overallotment Option, $137,500,000 aggregate principal amount.

5.                                       Purchase at the Option of the Holder Upon a Designated Event

(a)           If a Designated Event shall occur, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the date that is 30 Business Days after the date on which the Designated Event occurs (or on which the transaction constituting the Designated Event becomes effective) (subject to extension to comply with applicable law) for a Designated Event Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Liquidated Damages, if any) to but not including the Designated Event Purchase Date, which Designated Event Purchase Price shall be paid in cash.

(b)           Holders have the right to withdraw any Designated Event Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

6.                                       Conversion

Subject to the procedures set forth in the Indenture, a Holder may convert Notes on or before 5:00 p.m. New York City time on the Business Day immediately preceding March 1, 2014.

Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article VIII of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 28.1116 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  Upon conversion of the Notes, the Company shall deliver the amount of cash and the number of shares of Common Stock, if any, determined pursuant to Section 9.18 of the Indenture.

To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

7.                                       Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.                                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9.                                       Unclaimed Money

If money for the payment of the principal of, or interest on the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and (ii) any default (other than with respect to nonpayment) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes.

11.                                 Defaulted Interest

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.11 of the Indenture.

12.                                 No Recourse Against Others

No recourse for the payment of the principal of or interest (or including Liquidated Damages, if any) on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, this Note or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of the Indenture and the issue of this Note.

13.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

16.                                 Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state, without regard to principles of conflicts of law.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

AAR CORP.
One AAR Place
1100 Wood Dale Road
Wood Dale, Illinois 60191
Attention:  General Counsel
Facsimile No.:  (630) 227-2059

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your signature:

Signature
Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐	acquired for the undersigned’s own account, without transfer; or

2.	☐	transferred to the Company; or

3.	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

[INSERT NAME OF ASSIGNOR]

By:
Name:
Title:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Note is $                       .

The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Article VIII of the Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Article VIII of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000):  $                      .

Date:	Your signature:
Sign exactly as your name appears on the other side of this Note

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

Re:  1.625% Convertible Senior Notes due 2014 of AAR CORP. (the “Company”).

This Certificate relates to $                                     principal amount of Notes held in *           book-entry or *           definitive form by                                   (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of February 11, 2008 (as amended or supplemented to date, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

☐            Such Note is being acquired for the Transferor’s own account without transfer.

☐            Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐            Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐            Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

*              Fill in blank or check appropriate box, as applicable.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

☐

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature(s)
(sign exactly as your name appears on this Note)

*Signature(s) guaranteed by:

*Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.